EXHIBIT 22.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.


                                                         Place of
                                                       Incorporation

              J & J Snack Foods Investment Corp.       Delaware

              The ICEE Company                         Delaware

              J & J Snack Foods Corp. of New Jersey    New Jersey

              J & J Snack Foods Corp. of California    California

              J & J Snack Foods Corp./Midwest          Illinois

              J & J Snack Foods Corp./Mia              Pennsylvania

              J & J Snack Foods Corp. of Pennsylvania  Pennsylvania

              J & J Snack Foods Sales Corp.            New Jersey

              J & J Snack Foods Sales Corp. of Texas   Texas

              J & J Snack Foods Transport Corp.        New Jersey

              ICEE-Canada, Inc.                        Canada

              ICEE de Mexico, S.A. De C.V.             Mexico

              J & J Restaurant Group, Inc.             Pennsylvania

              Bakers Best Snack Food Corp.             Pennsylvania

              Pretzels, Inc.                           Texas

              Federal PBC Company                      Pennsylvania










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